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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 24, 2000

                                  HADRON, INC.
                                  ------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         NEW YORK                        0-5404                 11-2120726
         --------                        ------                 ----------
(STATE OR OTHER JURISDICTION    (COMMISSION FILE NUMBER)       (IRS EMPLOYER
    OF INCORPORATION)                                        IDENTIFICATION NO.)


5904 RICHMOND HIGHWAY, SUITE 300, ALEXANDRIA, VIRGINIA              22303
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                          (ZIP CODE)

Registrant's telephone number, including area code:     (703) 329-9400
                                                   -----------------------------


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          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


                      The Exhibit Index appears on Page 3.


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         ITEM 5. OTHER EVENTS.

         In a transaction consummated August 24, 2000, Hadron, Inc. (the "Corporation") sold 75,000 units (each, a "Unit"), each Unit consisting of one share of restricted common stock and a warrant to purchase one share of restricted common stock. The purchasers were two directors of the Corporation, Dr. Gerald R. McNichols and Mr. Gerald K. Young, both appointed to the Corporation's board of directors on June 12, 2000, and two principals of the investment banking and brokerage firm Wachtel & Co. The warrants are exercisable at any time during the five-year period beginning August 11, 2000 at an exercise price of $0.75 per share. The purchase price paid was $0.75 per Unit, for aggregate proceeds to the Company of $56,250.

         ITEM 7. EXHIBITS.

         Exhibits 4.1 Form of Warrant and 4.2 Form of Subscription Agreement are attached.

         SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  September 8, 2000                             HADRON, INC.
                                                     (Registrant)


                                                     By: /s/Jon M. Stout
                                                        ------------------------
                                                         Chief Executive Officer


                                       2
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                                  INDEX EXHIBIT

4.1 Form of Warrant issued to investors for the issuance of 75,000 shares of restricted common stock in the aggregate

4.2 Form of Subscription Agreement between the Corporation and investors for the issuance of 75,000 units in the aggregate








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